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                                                                      EXHIBIT 10

                       NATIONAL SEMICONDUCTOR CORPORATION
                             PERFORMANCE AWARD PLAN

1.  OBJECTIVES.

    The National Semiconductor Corporation Performance Award Plan (the "Plan") is designed to provide certain key executives with an additional incentive to focus attention on increasing the Company's stockholder value and improving its financial performance and profitability. These objectives are accomplished by making performance awards in the form of Performance Units under the Plan for achieving pre-set financial objectives over three to five-year performance cycles. The Plan is intended to complement the Company's use of stock options by providing participants with competitive long term incentive opportunities.

2.  DEFINITIONS.

    (a) AWARD -- The award of stock and/or cash, whether granted singly, in combination or in tandem to a Plan Participant pursuant to such terms, conditions and limitations as the Committee may establish in order to fulfill the objectives of the Plan.

    (b) AWARD VALUE -- The value of an Award earned by a Participant calculated at the time of Award determination by multiplying the average Fair Market Value of the Common Stock over the preceding forty-five trading days by the number of Performance Units earned by a Participant.

    (c) BOARD -- The Board of Directors of National Semiconductor Corporation.

    (d) COMMON STOCK or STOCK -- Authorized and issued or unissued $.50 par value Common Stock of the Company.

    (e) COMMITTEE -- The Stock Option and Compensation Committee of the Company's Board, or such other committee of the Board that is designated by the Board to administer the Plan. The Committee shall be constituted to permit the Plan to comply with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 or any successor rule and shall initially consist of not less than three members of the Board, all of whom are ineligible to receive Awards under the Plan or any other Company plan providing for the award of stock or stock appreciation rights except pursuant to a plan formula and none of whom has received such awards or has been eligible to receive such awards for at least one year prior to serving on such Committee.

    (f) COMPANY -- National Semiconductor Corporation ("NSC") and any other corporation in which NSC controls directly or indirectly, more than fifty percent (50%) of the combined voting power of all classes of voting securities.

    (g) DESIGNATED BENEFICIARY -- Beneficiary designated in writing by a participant to receive Awards due a Participant under the Plan upon the Participant's death or, in the absence of an effective designation by the Participant, the Participant's estate.

    (h) DISABLED -- Eligible to receive benefits under any one of the Company's disability plans.

    (i) FAIR MARKET VALUE -- The average of the high and low trading prices of the Common Stock as reported on the composite tape for securities listed on the New York Stock Exchange for the date in question, provided that if no sales of Common Stock were made on said exchange on that date, the average of the high and low trading prices of the Common Stock as reported on said composite tape for the preceding day on which sales of Common Stock were made on said Exchange.

    (j) FISCAL YEAR -- Fiscal year of the Company.

    (k) PARTICIPANT -- A key executive who has been selected to receive Awards under the Plan.

    (l) PERFORMANCE GOALS -- The performance objective or objectives set for the Company to be achieved during the Plan Cycle which are established by the Committee before the start of each Plan Cycle.

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   (m) PERFORMANCE UNITS -- Units assigned to the Participant under the Plan.

    (n) PLAN -- The National Semiconductor Corporation Performance Award Plan.

    (o) PLAN CYCLE -- A period of time of at least three to no more than five Fiscal Years, from the initial setting of Performance Goals to the Award.

    (p)  RETIREMENT -- Permanent termination of  employment with the Company and
(a) age is either sixty five (65) or age is at least fifty five (55) and years of service in the employ of the Company is ten (10) or more and (b) the Vice President-Finance of the Company has been notified by the terminating employee that he or she does not intend to engage in a full-time vocation.

    (q) RETURN ON EQUITY (ROE) -- Return on average shareholder's equity during the Fiscal Year as defined in the Company's audited financial statements.

    (r) TRIGGERING PERFORMANCE GOAL -- The annual performance goal that must be achieved in either Fiscal Year three or four that triggers the end of a Plan Cycle, but not necessarily the same as the Performance Goal.

3.  ELIGIBILITY.

    Participation in the Plan will be limited to certain key executives of the Company, who will be selected by the Committee at the beginning of each Plan
Cycle. Participation in one Plan Cycle does not guarantee continued participation in subsequent Plan Cycles nor does Plan participation guarantee any right to continued employment with the Company.

4.  COMMON STOCK AVAILABLE FOR AWARDS.

    1,000,000 shares of Common Stock shall be available for issuance under the Plan. Common Stock issued under the Plan may be unissued shares, reacquired shares, or shares bought on the market. From time to time, the Board of Directors and appropriate officers of the Company shall take whatever actions are necessary to file required documents with governmental authorities and stock exchanges to make shares of Common Stock available for issuance pursuant to Awards. Common Stock related to Awards that are forfeited, terminated, expired or settled in such manner that all or some of the shares covered by an Award are not issued to a Participant, shall immediately become available for future Awards.

5.  ADMINISTRATION.

    The Plan shall be administered by the Committee which shall have full and exclusive power to interpret the Plan, to grant waivers of Plan restrictions and to adopt such rules, regulations and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Company and in keeping with the objectives of the Plan. These powers include, but are not limited to, the adoption of modifications, amendments, procedures, subplans and the like as are necessary to comply with provisions of applicable laws.

6.  TARGET AWARDS.

    At the beginning of each Plan Cycle, each Participant will be assigned a target number of Performance Units, that can be earned based on performance with respect to that Plan Cycle.

7.  PERFORMANCE REQUIREMENTS.

    Awards will be subject to achievement of the Performance Goals established by the Committee at the beginning of each Plan Cycle. The Performance Goals shall be set initially in terms of the Company's ROE. At the end of each Plan Cycle, the actual Award amount, based on the target number of Performance Units that were assigned to each Participant, will be determined based on the level of financial performance achieved during that Plan Cycle. Participants shall not have the right to sell, transfer, assign, pledge or otherwise encumber or dispose of any rights to Awards prior to the actual Award at the end of the Plan Cycle.

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8.  AWARD DETERMINATION.

    Awards will be determined at the end of the third Fiscal Year of each Plan Cycle if the financial results in that year meet or exceed the Triggering Performance Goal established by the Committee at the beginning of the Plan Cycle. If the Triggering Performance Goal is not met in the third Fiscal Year, the Plan Cycle shall continue for a period of one or two years. If the Triggering Performance Goal is thereafter met in the fourth Fiscal Year, Awards will be determined and the Plan Cycle shall terminate. If the Triggering Performance Goal has not been met in either the third or fourth Fiscal Year, determination of the Award will be measured at the end of the fifth Fiscal Year of the Plan Cycle, whether or not the Triggering Performance Goal has been achieved, and the Committee shall have the ultimate discretion to reduce or not make any Awards, depending on performance.

9.  CALCULATION OF AWARDS.

    At the time of the Award determination under the terms of Paragraph 8, the actual number of Performance Units earned under the Plan as a result of meeting the Performance Goals will be determined. Achievement of these Performance Goals will be measured after the completion and audit of the Company's annual financial statements, and the Award Value will be based on the average Fair Market Value of the Company's Common Stock over the forty-five trading days preceding the date selected by the Committee for determination of Awards. In no event can any Participant receive more than 200% of the number of Performance Units established as that Participant's target Award for that Plan Cycle.

10. PAYMENT OF AWARDS.

    The Committee shall have the sole power and discretion to pay Awards in Common Stock or a combination of stock and cash, with the cash portion not to exceed 50% of the total Award Value unless the Committee determines, in its sole discretion, that it is more appropriate to pay the Awards entirely in cash. Awards will be paid no later than 90 days following the later of the release of audited financial statements for the last Fiscal Year in the Plan Cycle or the Committee's Award determination date.

11. TAX WITHHOLDING.

    The Company shall have the right to deduct applicable taxes from any Award payment and withhold, at the time of payment of Awards under the Plan, an appropriate amount for payment of taxes required by law or to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for withholding of such taxes. If Common Stock is used to satisfy tax withholding, such stock shall be withheld in compliance with Rule 16b-3 promulgated under the Securities and Exchange Act of 1934 or any successor rule thereto and shall be valued based on the Fair Market Value when the tax withholding is required to be made.

12. TERMINATION OF EMPLOYMENT.

    If a Participant ceases to be employed by the Company, rights to receive Awards under the Plan will be determined as follows:

    (a) If a Participant's employment is terminated by voluntary termination by the Participant, the Participant will forfeit all Awards for Plan Cycles for which Awards have not been determined.

    (b) If a Participant's employment with the Company is terminated because of or the Participant is discovered to have engaged in fraud, embezzlement, dishonesty against the Company, obtaining funds or property from the Company under false pretenses, assisting a competitor without permission, or interfering with the relationship of the Company or any subsidiary or affiliate thereof with a customer, a Participant's or Designated Beneficiary's benefits shall be forfeited for any of the above reasons regardless of whether such act is discovered prior to or subsequent to the Participant's termination from the Company or the payment of Awards under the Plan.

    (c) If a Participant becomes Disabled or a Participant's employment is terminated by reason of death, Retirement, or for any other reason when the Company is the moving party, the Participant, or the Participant's Designated Beneficiary, will receive a prorated portion of the Award. Prorated awards will be determined based on the number of completed months that the Participant was participating in the Plan

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Cycle,  divided by the total  number of months of  the applicable Plan Cycle, or whatever other of the number of months the Committee shall decide is the appropriate length of time. Prorated Awards shall be paid at the same time as Awards are paid to other Participants.

13. CANCELLATION AND RESCISSION OF AWARDS.

    The Committee may cancel any unpaid Awards at any time if the Participant is not in compliance with any applicable provisions of the Plan.

14. NONASSIGNABILITY.

    No Award or any other benefit under the Plan shall be assignable or transferable by the Participant other than by will or the laws of descent and distribution.

15. ADJUSTMENTS.

    In the event of any change in the outstanding Common Stock of the Company by a reason of a stock split, stock dividend, combination or reclassification of shares, recapitalization, merger, or similar event, the Committee shall adjust proportionally (a) the number of shares of Common Stock (i) reserved under the Plan and (ii) covered by Awards denominated in stock or units of stock; and (b) the appropriate Fair Market Value and other price determinations for such Awards. In the event of any other change affecting the Common Stock or any distribution (other than cash dividends) to holders of Common Stock, such adjustments as may be deemed equitable by the Committee, including adjustments to avoid fractional shares, shall be made to give proper effect to such event.

16. UNFUNDED PLAN.

    Insofar as it provides for Awards of cash or Common Stock, the Plan shall be unfunded. Although bookkeeping accounts may be established with respect to Participants who are entitled to cash, Common Stock or rights thereto under the Plan, any such accounts shall be used merely as a bookkeeping convenience. The Company shall not be required to segregate any assets that may at any time be represented by cash, Common Stock or rights thereto, nor shall the Plan be construed as providing for such segregation, nor shall the Company nor the Board nor the Committee be deemed to be a trustee of any cash, Common Stock or rights thereto be granted under the Plan. Any liability of the Company to any Participant with respect to a grant of cash, Common Stock or rights thereto under the Plan shall be based solely upon any contractual obligations that may be created by the Plan and no such obligation of the Company shall be deemed to be secured by any pledge or other encumbrance on any property of the Company. Neither the Company nor the Board nor the Committee shall be required to give any security or bond for the performance of any obligation that may be created by the Plan.

17. AMENDMENT OF THE PLAN.

    The Board at any time, and from time to time, may amend the Plan, subject to the limitations, however, that except as provided in Paragraph 15 (relating to adjustments upon changes in stock), no amendment shall be made, except upon approval of the stockholders of the Company, which will:

    (a) materially increase the benefits accruing to the Plan Participants;

    (b) materially increase the number of shares which may be authorized for issuance or issued under the Plan; or

    (c) materially modify the requirements as to eligibility for participation in the Plan.

18. CHANGE IN CONTROL.

    In the event the Company is merged into or acquired by another entity in a transaction involving a change in control, the Committee shall have the complete authority and discretion, but not the obligation, to accelerate Plan Awards. The Committee may also ask the Board of Directors to negotiate, as part of any agreement involving a sale or merger of the Company, a sale of substantially all the Company's assets or similar transaction, terms providing protection for Plan Participants.

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19. EFFECTIVE AND TERMINATION DATES.

    The Plan shall become effective on the date that the Plan is approved by the stockholders of the Company. No Awards of stock may be made until after the Plan has been approved by stockholders of the Company. The Plan, unless sooner terminated, shall terminate ten (10) years after the Plan is approved by the stockholders. Target Awards established prior to Plan termination may be continued in effect and Awards may be paid out after termination, but no new target Awards may be established after termination of the Plan.

20. GOVERNING LAW.

    Except to the extent superseded by federal law, this Plan shall be construed in accordance with the laws of the State of California.

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